Preliminary Proxy Statement

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x]  Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (per Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             NBG RADIO NETWORK, INC.
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated, and state how it was determined):
         (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid: $______________
         (2) Form, Schedule or Registration Statement No.: _________________
         (3) Filing Party: _________________
         (4) Date Filed: __________________

                                                     Preliminary Proxy Statement

                             NBG RADIO NETWORK, INC.
                         520 SW SIXTH AVENUE, SUITE 750
                               PORTLAND, OR 97204

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 28, 2002

--------------------------------------------------------------------------------



To the Stockholders of NBG Radio Network, Inc.:

         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of NBG Radio Network, Inc. (the "Company"), which will be held at 10:00 a.m. (local time) on June 28, 2002 at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068, to consider and act upon the following matters:

                  1.   The election of a Board of Directors consisting of four
                       (4) persons to hold office for a one-year term and until their successors are duly elected and qualified.

                  2. The approval to transfer all or substantially all of the Company's assets to a wholly-owned subsidiary.

                  3. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only stockholders of record at the close of business on May 13, 2002 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Date:  May 27, 2002                     By Order of the Board of Directors,

                                        J.J. Brumfield, Secretary

                  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON OR IF YOU REVOKE THE PROXY.

                                                     Preliminary Proxy Statement

                             NBG RADIO NETWORK, INC.
                         520 SW SIXTH AVENUE, SUITE 750
                               PORTLAND, OR 97204

--------------------------------------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

         These proxy materials are being furnished to holders of common stock, $.001 par value ("COMMON STOCK"), of NBG Radio Network, Inc., a Nevada corporation (the "COMPANY"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company and for any adjournment or adjournments thereof (the "ANNUAL MEETING"), to be held at 10:00 a.m. (local time) on June 28, 2002 at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A form of proxy (the "PROXY") for the Annual Meeting, on which you may indicate your votes as to the proposals described in this Proxy Statement, is enclosed.

         This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the Proxy and the 2001 Annual Report to Stockholders, including financial statements, are expected to be mailed commencing on or about May 27, 2002 to stockholders of record on May 13, 2002.

         All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and that have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. IN THE ABSENCE OF CONTRARY INSTRUCTIONS, SHARES REPRESENTED BY SUCH PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

         May 13, 2002 (the "RECORD DATE") has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of the Record Date, there were 14,585,651 shares of Common Stock outstanding held by 959 holders of record. Each share of Common Stock is entitled to one vote with respect to each matter set forth in the Notice of Meeting.

         Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting. For Proposal 1, a plurality of the votes cast at the Annual Meeting is required to elect directors and withholding authority to vote for a director will be treated as a vote cast against the nominee and a broker non-vote will have no effect. For Proposal 2, a majority of the votes cast at the Annual Meeting is required to approve the proposal. An abstention will be counted as a vote cast against Proposal 2 and a broker non-vote will have no effect.

         A stockholder may revoke the Proxy at any time before it is exercised by filing a notice of revocation with the Secretary of the Company at its principal executive offices, by filing a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and voting in person.

         A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose germane to the meeting, at the executive offices of the Company, 520 SW Sixth Avenue, Suite 750, Portland, Oregon 97204, during ordinary business hours for ten days prior to the Annual Meeting. Such list will also be available during the Annual Meeting.

                                                     Preliminary Proxy Statement
                                VOTING SECURITIES

         The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of May 13, 2002 as to (i) each person who is known by the Company to own beneficially 5% or more of the outstanding shares of the Company's Common Stock, (ii) each director and each named executive officer and (iii) all directors and officers as a group. The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to the table.

         ---------------------------------- ----------------- ----------------
         Name and Address of Beneficial     Amount and Nature
         Owner                              Beneficial
                                            Ownership         Percent of Class
         ---------------------------------- ----------------- ----------------

         John A. Holmes, III                1,458,564 (1)            9.4%
         3728 SW Hillside Drive,
         Portland, OR 97221

         Peter Jacobsen                     187,000 (2)              1.3%
         8700 SW Nimbus Avenue #B,
         Beaverton, OR 97008

         Dick Versace                       192,000 (3)              1.3%
         733 East Maywood
         Peoria, IL 61603

         Ernie Capobianco                   30,000                      *
         7249 South Janmar
         Dallas, TX 75230

         John J. Brumfield                  851,223 (4)              5.7%
         5383 Southwood Drive
         Lake Oswego, OR 97035

         Dean R. Gavoni                     706,412 (5)              4.7%
         3503 SW Gale
         Portland, OR 97201

         Christopher J. Miller              318,000 (6)              2.2%
         11510 SW Military Court
         Portland, OR  97219

         David J. Thibeau                   292,100 (7)              2.0%
         132 Del Prado
         Lake Oswego, OR  97035

         Directors and executive officers   4,435,780 (8)           25.6%
         as a group (9 persons)

         MCG Capital Corporation            4,850,235 (9)           25.2%
         1100 Wilson Blvd.
         Arlington, VA  22209

         Jim Schilling                      1,374,000 (10)           9.1%
         20455 South End Rd.
         Oregon City, OR  97045

         Gary Henin                         940,000 (11)             6.3%
         3385 Quail Ridge Court
         West Linn, OR  97068

           * Less than 1%

                                                     Preliminary Proxy Statement
(1) Represents 248,732 common shares, 1,177,000 options without performance or vesting restrictions, and 32,832 warrants.
(2) Represents 87,000 common shares and 100,000 options without performance or vesting restrictions.
(3) Represents 152,000 common shares and 40,000 options without performance or vesting restrictions.
(4) Represents 258,664 common shares, 570,000 options without performance or vesting restrictions, and 22,559 warrants.
(5) Represents 164,873 common shares, 460,000 options without performance or vesting restrictions, and 81,539 options.
(6) Represents 275,000 common shares held directly, 43,000 common shares held in trust for the benefit of his children.
(7)  Represents 292,100 common shares.
(8) Represents 1,473,860 common shares, 2,757,000 options without performance or vesting restrictions, and 204,920 warrants.
(9) Represents 4,850,235 warrants based on Schedule 13D filed on July 11, 2001. Voting and dispositive power shared with MCG Finance Corporation.
(10) Represents 687,000 common shares and 687,000 warrants, according to the records of the Company.
(11) Represents 615,000 common shares and 325,000 warrants, according to the records of the Company.


                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)


         The four nominees for election as directors of the Company at the Annual Meeting are currently serving as directors of the Company. If elected, a director of the Company will hold office until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified or until his death, resignation or removal. It is intended that the accompanying form of Proxy will be voted FOR the election as directors of the nominees named below, unless the Proxy contains contrary instructions.

         Management has no reason to believe that the nominees will not be candidates or will be unable to serve. However, in the event that any nominee should become unable or unwilling to serve as a director, the Proxy will be voted for the election of the remainder of those named, and for such substitute person as shall be designated by the directors.

         The following table sets forth information concerning nominees for director of the Company:

DIRECTORS

NAME                    POSITION                                     AGE

John A. Holmes, III     President, Chief Executive Officer,          31
                              and Chairman of the Board
Peter Jacobsen          Director                                     48
Dick Versace            Director                                     47
Ernie A. Capobianco     Director                                     45

                  The directors are elected annually at the annual shareholders meeting and serve until re-elected at the next annual shareholders meeting. All of the directors were elected to their current term in office on July 27, 2001.

         John A. Holmes, age 31, has been President, CEO, and Chairman of the Board since January 30, 1998. Prior to that, Mr. Holmes served as the General Manager of the Company since its inception in

                                                     Preliminary Proxy Statement
March of 1996. Before joining the Company, Mr. Holmes worked in radio syndication with IMS from August 1993 until May 1996. Previously, he worked for KMOV-CBS TV as a sports producer from January 1991 through May 1993. From June, 1990 until December of 1990, Mr. Holmes worked for Radio Personalities, Inc. where he was Executive Producer for short form radio programs - "Offsides with Dan Dierdorf" and "Talkin' Roundball with Dick Vitale."

         Peter Jacobsen, age 48, has been a director with the Company since January 30, 1998. He is currently the host of one of the Company's short form features, "Teein' It Up with Peter Jacobsen." Mr. Jacobsen, a member of the PGA Tour, has multiple PGA Tour wins and has participated on two Ryder Cup teams. He has also been an on course commentator for ABC and ESPN.

         Dick Versace, age 47, has been a director with the Company since 1997. Mr. Versace is currently the President and Director of Operations for the Memphis Grizzlies of the National Basketball Association ("NBA"). Mr. Versace has coached basketball at all levels, high school, college, and the NBA. Most recently he coached in the NBA with the Milwaukee Bucks. Prior to taking the position with the Bucks, Mr. Versace was a television studio host and color analyst for TNT on the Turner Broadcasting Network.

         Ernie Capobianco, age 45, has been a director of the Company since April 10, 2001. Mr. Capobianco is currently the CFO of Square One, Inc., a national advertising firm in Dallas, Texas. He has been a partner in the firm and held the position of CFO since 1997. Prior to that Mr. Capobianco has been the CFO for many national advertising agencies including Valentine Radford and Chiatt Day. Prior to that, Mr. Capobianco was the owner of Capobianco Associates consulting company where he also invented and introduced the best selling board game Malarky.

DIRECTOR MEETINGS AND COMMITTEES

         The Board of Directors held one meeting during Fiscal 2001 and conducted other business by unanimous written consent. Each Director attended at least 75% of the Board meetings. During Fiscal 2001, the Company did not have standing audit, nominating or compensation committees of the Board of the Directors, or committees performing similar functions.

DIRECTOR COMPENSATION

         Directors of the Company are not currently compensated for their services other than as provided in the 1998 Stock Incentive Plan described below. However, Directors are reimbursed for all reasonable expenses incurred on behalf of the Company.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                  ALL OF THE NOMINEES LISTED IN THIS PROPOSAL.

                                                     Preliminary Proxy Statement
                               EXECUTIVE OFFICERS

         The names and business backgrounds of executive officers of the Company who are not directors of the Company are:


NAME                       POSITION                                      AGE

John J. Brumfield          Chief Financial Officer and Secretary         34
Oliver J. Holmes           Vice President/Operations                     29
Dean R. Gavoni             Executive Vice President                      31

         John J. Brumfield, age 34, has been CFO since January 30, 1998. From December 1996 to January 1998, he was the Controller for the Company. From February 1996 to September 1996, he was a staff accountant for ITEX Corporation. From September of 1994 until February 1996, Mr. Brumfield was a professional golfer. Prior to that, he worked for the public accounting firm of Bogumil, Holzgang & Associates as a staff accountant from July 1991 to September 1994.

         Oliver J. Holmes, age 29, has been Vice President of Operations since February 22, 2001. Prior to that time Mr. Holmes was Vice President of Affiliate Relations for the Company since January 30, 1998. Mr. Holmes has been manager of the Affiliate Relations department since July 1996. Prior to working for the Company, Mr. Holmes managed Underwater Safari's dive shop in the Virgin Islands. Prior to that, he worked in affiliate relations for Radio Personalities, Inc., an independent radio syndicator.

         Dean R. Gavoni, age 31, has been Executive Vice President of the Company since June 7, 2000. Prior to that Mr. Gavoni was Vice President of Sales for the Company since January 30, 1998. Mr. Gavoni has been the national sales manager since July 1996. Prior to working for the Company, Mr. Gavoni worked in radio syndication with IMS. Before that, he worked in marketing and sales for Anheiser-Busch and on many political campaigns in the state of Illinois.

FAMILY RELATIONSHIPS

         John A. Holmes, III, President and CEO is the older brother of the Vice President of Operations, Oliver J. Holmes.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all cash compensation, including bonuses and deferred compensation, paid for the years ended November 30, 2001, 2000, and 1999 by the Company to its President and Chief Executive Officer and all other executive officers with an annual salary and bonus in excess of $100,000.

                                                     Preliminary Proxy Statement
                                                     SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------------
                                    Annual Compensation                      Long-Term Compensation
                           --------------------------------------- -------------------------------------------
                                                                              Awards              Payouts
                                                                   ------------------------------ ------------
    Name and                                                       Restricted      Securities
    Principal                                      Other Annual       Stock        Underlying        LTIP         All Other
    Position        Year    Salary      Bonus      Compensation     Award(s)      Options/SARs      Payouts      Compensation
                              ($)        ($)            ($)            (f)            (#)             ($)            ($)
       (a)          (b)       (c)        (d)            (e)                           (g)             (h)            (i)
------------------ ------- ---------- ----------- ---------------- ------------ ----------------- ------------ -----------------
John A. Holmes,III  2001    $350,000   $124,167        $-0-           $-0-          500,000          $-0-            $-0-
President and       2000    $125,000   $131,628        $-0-           $-0-            -0-            $-0-            $-0-
and CEO             1999    $113,306     $-0-          $-0-           $-0-          270,000          $-0-            $-0-
------------------ ------- ---------- ----------- ---------------- ------------ ----------------- ------------ -----------------
Dean R. Gavoni,     2001    $350,000     $-0-       $24,234(1)        $-0-          400,000          $-0-            $-0-
Executive Vice      2000     $40,000     $-0-       $193,299(1)       $-0-            -0-            $-0-            $-0-
President           1999     $30,810     $-0-       $76,985(1)        $-0-           60,000          $-0-            $-0-
------------------ ------- ---------- ----------- ---------------- ------------ ----------------- ------------ -----------------
John J. Brumfield   2001    $100,000   $69,830         $-0-           $-0-          400,000          $-0-            $-0-
CFO                 2000     $55,000   $43,344         $-0-           $-0-            -0-            $-0-            $-0-
                    1999     $45,000   $17,567         $-0-           $-0-           70,000          $-0-            $-0-
------------------ ------- ---------- ----------- ---------------- ------------ ----------------- ------------ -----------------
Christopher J.      2001    $143,885     $-0-          $-0-           $-0-            -0-            $-0-            $-0-
Miller, Former      2000     $70,000     $-0-          $-0-           $-0-            -0-            $-0-            $-0-
CEO - NBG           1999    $100,000     $-0-          $-0-           $-0-            -0-            $-0-            $-0-
Solutions *
------------------ ------- ---------- ----------- ---------------- ------------ ----------------- ------------ -----------------
David J.            2001    $111,385     $-0-          $-0-           $-0-            -0-            $-0-            $-0-
Thibeau, Former     2000     $96,250     $-0-          $-0-           $-0-            -0-            $-0-            $-0-
CTO - NBG           1999    $100,000     $-0-          $-0-           $-0-            -0-            $-0-            $-0-
Solutions *
--------------------------------------------------------------------------------------------------------------------------------

         *  No longer employed by the Company.
         (1) - Sales commissions paid.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)
----------------------------- -------------------------- -------------------- --------------- ------------------------
                                Number Of Securities      Percent Of Total
                               Underlying Options/SARs      Options/SARs
                                     Granted (#)             Granted To        Exercise or
                                       (b) (1)              Employees In        Base Price
            Name                                             Fiscal Year          ($/Sh)          Expiration Date
            (a)                                                  (c)               (d)                  (e)
----------------------------- -------------------------- -------------------- --------------- ------------------------
John A. Holmes, III,                   500,000                   32%              $1.75               5-10-06
President and CEO
----------------------------- -------------------------- -------------------- --------------- ------------------------
Dean R. Gavoni, Executive              400,000                   26%              $1.75               5-10-06
Vice President
----------------------------- -------------------------- -------------------- --------------- ------------------------
John J. Brumfield, CFO                 400,000                   26%              $1.75               5-10-06
----------------------------- -------------------------- -------------------- --------------- ------------------------
Christopher J. Miller,                  1,000                    .1%              $1.75               5-10-06
Former CEO - NBG Solutions*
----------------------------- -------------------------- -------------------- --------------- ------------------------
David J. Thibeau, Former                1,000                    .1%              $1.75               5-10-06
CTO - NBG Solutions*
----------------------------- -------------------------- -------------------- --------------- ------------------------

                                                     Preliminary Proxy Statement
         * No longer employed by the Company.
          (1) All options became fully vested and exercisable on June 1, 2001.

               AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTIONS/SAR VALUES
------------------------------------ ------------------- -------------------- -------------------- -------------------
                                                                                   Number Of
                                                                                  Unexercised           Value Of
                                                                                  Securities          Unexercised
                                                                                  Underlying          In-The-Money
                                                                                Options/SARs At      Option/SARs At
                                      Shares Acquired                             FY-End (#)           FY-End ($)
                                        On Exercise        Value Realized        Exercisable/         Exercisable/
               Name                         (#)                  ($)             Unexercisable       Unexercisable
                (a)                         (b)                  (c)                  (d)                 (e)
------------------------------------ ------------------- -------------------- -------------------- -------------------
John A. Holmes, III, President and         73,000              $72,376            1,177,000/0        $105,820/$-0-
CEO
------------------------------------ ------------------- -------------------- -------------------- -------------------
Dean R. Gavoni, Executive Vice            180,000             $179,039             460,000/0           $-0-/$-0-
President
------------------------------------ ------------------- -------------------- -------------------- -------------------
John J. Brumfield, CFO                     50,000              $49,644             570,000/0          $26,000/$-0-
------------------------------------ ------------------- -------------------- -------------------- -------------------
Christopher J. Miller, Former CEO           -0-                 $-0-                  0/0              $-0-/$-0-
- NBG Solutions*
------------------------------------ ------------------- -------------------- -------------------- -------------------
David J. Thibeau, Former CTO - NBG          -0-                 $-0-                  0/0              $-0-/$-0-
Solutions*
------------------------------------ ------------------- -------------------- -------------------- -------------------

         * No longer employed by the Company.

EMPLOYMENT AGREEMENTS

         John A. Holmes, III
         -------------------

         On July 1, 2001, the Company amended and restated its employment contract with John A. Holmes, III. The amended and restated agreement expires on December 31, 2004. Mr. Holmes will receive a base salary equal to $350,000, which will be increased annually at the rate of the Consumer Price Index unless a larger increase is approved by the Company's board of directors. Mr. Holmes will receive an additional 10% increase in his base salary if the Company achieves certain revenue targets for the fiscal years ending in 2002 and 2003. In addition to his base salary, Mr. Holmes may qualify for additional compensation depending on the Company's financial performance. Mr. Holmes has the right to terminate the employment agreement at any time without reason upon three months' prior written notice. The Company may terminate Mr. Holmes for cause without notice. The Company may also terminate Mr. Holmes without cause, at any time, and without reason upon three months' prior written notice or payment in lieu of notice equaling three months' compensation. If Mr. Holmes employment is terminated without cause following a "change in control" (as defined in the employment agreement), the Company will pay Mr. Holmes an amount equal to one year's base salary. If the Company terminates Mr. Holmes without cause and for reasons other than a change in control, then it must provide Mr. Holmes with one-year severance pay equal to 75% of his base salary, payable in 12 equal monthly installments.

         Dean R. Gavoni
         --------------

         On July 1, 2001, the Company amended and restated its employment contract with Dean R. Gavoni. The amended and restated agreement expires on December 31, 2004. Mr. Gavoni will receive a base salary equal to $350,000, which will be increased annually at the rate of the Consumer Price Index unless a larger increase is approved by the Company's board of directors. Mr. Gavoni will receive an

                                                     Preliminary Proxy Statement
additional 10% increase in his base salary if the Company achieves certain revenue targets for the fiscal years ending in 2002 and 2003. In addition to his base salary, Mr. Gavoni may qualify for additional compensation depending on the Company's financial performance. Mr. Gavoni has the right to terminate the employment agreement at any time without reason upon three months' prior written notice. The Company may terminate Mr. Gavoni for cause without notice. The Company may also terminate Mr. Gavoni without cause, at any time, and without reason upon three months' prior written notice or payment in lieu of notice equaling three months' compensation. If Mr. Gavoni's employment is terminated without cause following a "change in control" (as defined in the employment agreement), the Company will pay Mr. Gavoni an amount equal to one year's base salary. If the Company terminates Mr. Gavoni without cause and for reasons other than a change in control, then it must provide Mr. Gavoni with one-year severance pay equal to 75% of his base salary, payable in 12 equal monthly installments.

         John J. Brumfield
         -----------------

         On January 1, 2001, the Company entered into a three-year employment agreement with John J. Brumfield. Under this agreement, Mr. Brumfield will receive a base salary of $99,999.99 in 2001, $110,000.00 in 2002, and
$120,000.00 in 2003. In addition to his base salary, Mr. Brumfield is also eligible to receive certain monthly bonuses, which could increase Mr. Brumfield's annual compensation by as much as $120,000. Mr. Brumfield may terminate the employment agreement at any time and without cause after providing the Company with 30-days written notice. The Company may terminate Mr. Brumfield's employment, without cause, after giving him either: (1) 30-days written notice, or (2) a payment equal to 180 days of his base compensation. The Company may also terminate Mr. Brumfield, for cause, without notice or payment of compensation in lieu of giving notice.

1998 STOCK INCENTIVE PLAN

         The Company established the NBG Radio Network, Inc. 1998 Stock Incentive Plan in 1998 and amended the plan in 2001 to increase the number of shares available for issue (the "Plan"). The purpose of the Plan is to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company or any subsidiary. The Plan has not been submitted to a vote of the stockholders of the Company.

         The Plan provides for the grant of options to qualified directors, employees (including officers), independent contractors and consultants of the Company to purchase an aggregate of 3,500,000 shares of Common Stock. The Plan is currently administered by the Board of Directors, which determines, among other things, the persons to be granted options under the Plan, the number of shares subject to each option and the option price.

         The Plan allows the Company to grant the following types of awards: (i) Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("ISO's"); (ii) options other than ISOs ("Non-Statutory Stock Options"); (iii) stock bonuses; (iv) stock appreciation rights ("SAR's") in tandem with ISO's or Non-Statutory Stock Options; (vi) cash bonus rights;
(vii) performance units; and (viii) foreign qualified awards at any time within 10 years from the date the Plan was adopted.

         The exercise price of ISO's and SAR's granted in tandem with ISO's, if any, will be the fair market value of the shares of Common Stock, determined as specified in the Plan, covered by such option on the date such option is granted. If at the time an ISO is granted the optionee holds more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of such options will be one hundred ten percent (110%) of the fair market value of the shares of Common Stock covered by such option on the date such option is granted. The exercise price of

                                                     Preliminary Proxy Statement
Non-Statutory Stock Options and SAR's granted in tandem with Non-Statutory Stock Options will be determined by the Board of Directors at the time of grant and may be any amount determined by the Board of Directors.

         Each ISO and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms will be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except (i) to an optionee's family member by gift or domestic relations order; or (ii) by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death.

         Non-Statutory Stock Options will have a term fixed by the Board of Directors. ISOs will have a term of no more than ten years, except that ISOs granted to an optionee owning more than 10% of the outstanding Common Stock will have a term of no more than five years and must be granted to and exercised by employees of the Company (including officers).

         In April 2001, the Company granted Non-Statutory Options under the Plan to non-employee directors in the following amounts:

         Peter Jacobsen                     20,000
         Dick Versace                       20,000

         The exercise price for the options is $1.75 per share and the options will expire in May 2006, if not exercised earlier. All stock options became exercisable upon the date of grant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Termination of Thibeau and Miller
         ---------------------------------

         On January 25, 1999, the Company completed its acquisition of M-Tek Technical Services, Inc., a kiosk integration company providing customized technical solutions, bar coding, and distribution channels. In the acquisition, the Company acquired assets and assumed certain liabilities of M-Tek Technical Services, Inc. for the purchase price of $1,367,000. The purchase price consisted of $100,000 in cash and 350,000 shares (175,000 shares of Common Stock to each of Messrs. Miller and Thibeau). As a result of the acquisition, Mr. Miller became the Chief Operating Officer of NBG Solutions, Inc., a subsidiary of the Company was appointed to the Board of Directors of the Company, and was granted options to purchase 175,000 shares of Common Stock at $3.10 per share. In addition, Mr. Thibeau became Vice President/Chief Technology Officer of NBG Solutions, Inc. and was granted options to purchase 175,000 shares of Common Stock at $3.10 per share. In connection with the termination of employment of Mr. Miller and Mr. Thibeau, the Company paid each of them $28,000 and issued each of them 100,000 common shares in April, 2002. All options held by Mr. Miller and Mr. Thibeau were cancelled in connection with their termination.

         Credit Facility with MCG Finance Corporation
         --------------------------------------------

         On June 29, 2001, the Company entered into a $6.2 million credit facility with MCG Finance Corporation ("MCG"). MCG is a beneficial owner of more than 5% of the Company's common stock as a result of the transactions relating to the credit facility. The credit facility is secured by all of the Company's assets, including its intellectual property and the stock of its subsidiaries. The credit facility is structured to allow for the possibility of an additional $10 million in future financing. The interest rate on the amounts outstanding under the credit facility is comprised of two parts; a deferred fixed rate of 3.0% and a variable rate. On November 30, 2001, the variable interest rate equaled 10.591% per annum. The variable portion of the interest rate is due quarterly while the deferred fixed portion is due upon the termination of the credit facility. The terms of the credit facility prohibit the Company from paying

                                                     Preliminary Proxy Statement
dividends or repurchasing its common stock. The Company was also required by the credit facility to make certain amendments to the employment agreements for John Holmes and Dean Gavoni. The credit facility terminates in June 2006 unless prepaid earlier by the Company.

         As part of the consideration for the credit facility, the Company issued an option to acquire warrants to purchase shares of common stock to MCG. To exercise the option, MCG must agree to forgo collection of one-half of the fixed portion of the interest rate. The option is exercisable immediately and will expire upon the termination of the credit facility. If the option is exercised, MCG will receive warrants to acquire 4,850,235 shares of the Company's common stock. The warrants provide that 4,084,408 of these common shares may be acquired at an exercise price of $1.20 per share and the remaining 765,827 common shares may be acquired at an exercise price of $3.00 per share. The warrants become immediately exercisable and will expire on June 30, 2011.

         In addition, the credit facility requires the Company to propose a transaction to its stockholders by which all of the assets of the Company would be transferred to a wholly-owned subsidiary (see, "Approval of Transfer of All or Substantially All of the Company's Assets to a Wholly-Owned Subsidiary (Proposal 2).")

         Loans to Officers
         -----------------

         On June 30, 2001, the Company made loans to officers as follows: John
A. Holmes, III, President and CEO - $100,000; Dean R. Gavoni, Executive Vice President - $90,000; and Oliver J. Holmes, Vice President of Operations - $15,000. The loans were made pursuant to promissory notes with identical terms. The notes carry an interest rate of 6% and are payable in ten equal annual installments of principal and interest starting July 1, 2002. John J. Brumfield, CFO, also signed a promissory note but no funds have been advanced to Mr. Brumfield. All of these notes were assigned to MCG as additional collateral for the credit facility.

             APPROVAL OF TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE
                  COMPANY'S ASSETS TO A WHOLLY-OWNED SUBSIDIARY
                                  (PROPOSAL 2)

         The stockholders are being asked to approve the transfer of all or substantially all of the Company's assets to a wholly-owned subsidiary of the Company.

STRUCTURE OF THE PROPOSED TRANSACTION

         If the proposed transaction is approved, the Company will form a subsidiary corporation that is incorporated in the State of Oregon. The Company will then transfer all or substantially all of the Company's assets to the subsidiary in exchange for 100% of the outstanding stock of the subsidiary. Immediately after completion of the proposed transaction, the Company is not expected to own a significant amount of assets other than the stock in the subsidiary.

         The subsidiary will assume all liabilities related to the transferred assets but the Company will continue to be liable for most of those liabilities. The subsidiary will be required to become a party to the Credit Facility Agreement among MCG and the Company and its subsidiaries ("Credit Facility Agreement") and all of the transferred assets will continue to secure the amounts owed under the Credit Facility Agreement. In addition, the Company will be required to pledge all of the stock in the subsidiary to MCG to secure the amounts owed under the Credit Facility Agreement.

                                                     Preliminary Proxy Statement
REASON FOR THE PROPOSED TRANSACTION

         On June 29, 2001, the Company entered into the Credit Facility Agreement (see "Certain Relationships and Related Transactions - Credit Facility with MCG Finance Corporation"). Under the Credit Facility Agreement, the Company is required to:

         o cause a stockholder vote to be held regarding a proposed reorganization to establish a holding company structure for the purpose of holding all the property, both personal and real, tangible and intangible of the Company;

         o represent to the stockholders of the Company that the reorganization proposal is supported by both the Company's management and board of directors; and

         o use commercially reasonable efforts to obtain stockholder approval of the reorganization proposal.

         Nevada law requires stockholder approval for this proposed transaction. The failure by the stockholders to approve the proposed transaction will not constitute a breach or event of default under the Credit Facility Agreement. Therefore, MCG will not be entitled to any remedies provided under the Credit Facility Agreement if the stockholders do not approve the proposed transaction.

         However, if the stockholders do not approve the proposed transaction then MCG may be less inclined to approve a request by the Company to amend the Credit Facility Agreement or increase the amount that may be borrowed under the Credit Facility Agreement.

         A result of the proposed transaction, if approved, is that MCG, as lender, will have a security interest in the stock of the subsidiary that will own all or substantially all of the assets currently held by the Company. If the Company defaults under the Credit Facility Agreement then MCG will be able to foreclose on the stock in the subsidiary and therefore will be able to take control of all of the assets through ownership of the stock in the subsidiary. Currently, if the Company is in default under the Credit Facility Agreement then MCG may foreclose on the assets of the Company. However, due to the nature of the Company's assets it may be difficult for MCG to foreclose on some of the assets.

ASSETS TO BE TRANSFERRED

         The Company will transfer all or substantially all of its assets to the subsidiary, including but not limited to all real and personal property and all tangible and intangible property. The Company may be unable to transfer some assets because of contractual restrictions or otherwise.

CONSIDERATION TO BE RECEIVED

         In exchange for transferring the assets to the subsidiary, the Company will receive all of the issued and outstanding shares of common stock in the subsidiary. Because the Company will own all of the capital stock of the subsidiary immediately after the transaction, the Company does not intend to solicit a formal or informal opinion with respect to fairness of the consideration to be received in the transaction.

                                                     Preliminary Proxy Statement
FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTION

         For federal income tax purposes, no gain or loss will be recognized by the Company or the stockholders as a result of the proposed transaction. The Company has not received and does not intend to request a tax opinion from legal counsel or a ruling from the Internal Revenue Service regarding the tax treatment of the proposed transaction.

         THE COMPANY'S MANAGEMENT AND BOARD OF DIRECTORS SUPPORT APPROVAL OF THIS PROPOSAL 2.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by proxies will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, and the Proxies have discretionary authority to vote on such matters, the Proxies will vote or refrain from voting on such matters according to their best judgment.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's executive officers, directors and persons who own more than ten percent of the Company's common stock, are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the common stock and derivative securities. Based solely on written representations made to the Company and the Company's review of Forms 3, 4, and 5 furnished to the Company pursuant to Section 16 of the Securities Exchange Act, the Company believes all required Forms 3, 4 and 5 were filed on time, except that John A. Holmes, III, Dean R. Gavoni, John J. Brumfield and Oliver J. Holmes each filed a late Form 5 to report two transactions and Peter Jacobsen and Dick Versace each filed a late Form 5 to report one transaction. In addition, David J. Thibeau and Christopher J. Miller each failed to file a Form 5 to report one transaction on the date due. Messrs. Thibeau and Miller are no longer employed by the Company and the Company is not aware whether the Forms 5 have been subsequently filed.

                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for inclusion in the 2003 proxy materials and consideration at the next Annual Meeting of Stockholders must comply with Securities and Exchange Commission Rule 14a-8 and must be received at the Company's principal executive office no later than February 28, 2003 (assuming proxy statements for the next Annual Meeting of Stockholder are mailed around June 28, 2003). If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's Amended and Restated Bylaws, or if the proposal is to be presented at any meeting other than the next Annual Meeting of Stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of Proxies for such meeting is made.

                                                     Preliminary Proxy Statement
         The proxies appointed by the Company will have discretionary authority to vote on any proposal which in presented at the next Annual Meeting of Stockholders and not contained in the Company's proxy materials unless the Company receives notice of such proposal at its principal office no later than May 14, 2003.


                                   ACCOUNTANTS

         During the fiscal year 2001, Moss Adams LLP served as independent accountants to the Company and has been selected for the current year. It is expected that representatives of Moss Adams LLP will be present at the Annual Meeting and will be available to respond to appropriate questions. They do not expect to make any statement but will have the opportunity to make a statement if they desire to do so.

                                   AUDIT FEES

         Fees for the fiscal year 2001 audit and the review of Forms 10-QSB for that fiscal year were $41,000, of which an aggregate amount of $7,250 was billed through November 30, 2001.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Moss Adams LLP did not render any services related to financial information systems design and implementation for the fiscal year ended November 30, 2001.

                                 ALL OTHER FEES

         Aggregate fees billed for all other services rendered by Moss Adams LLP for the fiscal year ended November 30, 2001 were $61,000. The Board of Directors has considered whether the provision of the other services is compatible with maintaining the principal accountant's independence.


                              AVAILABLE INFORMATION

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED NOVEMBER 30, 2001 AND EACH FOLLOWING QUARTERLY REPORT, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, CAN BE OBTAINED WITHOUT CHARGE BY STOCKHOLDERS (INCLUDING BENEFICIAL OWNERS OF THE COMPANY'S COMMON STOCK), AND EXHIBITS MAY BE OBTAINED AT A REASONABLE CHARGE, UPON WRITTEN OR ORAL REQUEST TO THE COMPANY'S SECRETARY, AT 520 SW 6TH AVENUE, SUITE 750, PORTLAND, OREGON 97204, (503) 802-4625. THE COMPANY'S EDGAR FILINGS, INCLUDING EXHIBITS, CAN BE OBTAINED FROM THE SECURITIES AND EXCHANGE COMMISSION'S WORLD WIDE WEB SITE: WWW.SEC.GOV.

                                        BY ORDER OF THE BOARD OF DIRECTORS


Portland, Oregon                        J.J. Brumfield
May 27, 2002                            Secretary

                                                     Preliminary Proxy Statement



                             NBG RADIO NETWORK, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 28, 2002

         The undersigned, a holder of Common Stock of NBG Radio Network, Inc., a Nevada corporation (the "COMPANY"), appoints JOHN A. HOLMES III and J.J. BRUMFIELD, and each of them, the proxies of the undersigned, each with full power to appoint his substitute, and authorizes each to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on May 13, 2002, at the Annual Meeting of Stockholders of the Company to be held at The Oregon Golf Club, 25700 SW Pete's Mountain Road, West Linn, Oregon 97068 at 10:00 a.m. (Local Time), on June 28, 2002 and any adjournment(s) thereof, as follows:

Please mark your vote as indicated in the example    [X]

PROPOSAL 1 (PROPOSED BY BOARD OF DIRECTORS): Election of directors, as provided in the Company's proxy statement:

         FOR all nominees listed          WITHHOLD AUTHORITY to
         below.   [_]                     vote for all nominees below.   [_]

                  John A. Holmes III      Peter Jacobsen
                  Dick Versace            Ernie Capobianco

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE BELOW.)

     ----------------------- ---------------------- ----------------------

PROPOSAL 2 (PROPOSED BY BOARD OF DIRECTORS): The approval to transfer all or substantially all of the Company's assets to a wholly-owned subsidiary.

                  [_]   FOR        [_]   AGAINST        [_]   ABSTAIN

                                                     Preliminary Proxy Statement

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ABOVE AND AS SUCH PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


                                       DATE: __________________________, 2002

                                       --------------------------------------
                                       --------------------------------------
                                       --------------------------------------
                                                     (Signature or Signatures)

Please sign EXACTLY as your name appears on the Stock Certificate. When signing as a fiduciary or representative, give full title. For joint accounts, please furnish all signatures.



             PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. IT IS IMPORTANT THAT YOU VOTE.